Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ben G. Campbell and Troy Renner, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of additional shares of common stock of C.H. Robinson Worldwide, Inc. pursuant to the 2013 Equity Incentive Plan, as amended, to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 28th day of September, 2016, by the following persons:

Name	Title

/s/ John P. Wiehoff	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
John P. Wiehoff

/s/ Andrew C. Clarke	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Andrew C. Clarke

/s/ Scott P. Anderson	Director
Scott P. Anderson

/s/ Robert Ezrilov	Director
Robert Ezrilov

/s/ Wayne M. Fortun	Director
Wayne M. Fortun

/s/ Mary J. Steele Guilfoile	Director
Mary J. Steele Guilfoile

/s/ Jodee Kozlak	Director
Jodee Kozlak

/s/ Brian P. Short	Director
Brian P. Short

/s/ James B. Stake	Director
James B. Stake